UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2016 (November 23, 2016)

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33607	76-0526032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 West Sam Houston Parkway North, Suite 400, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(713) 963-9522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 23, 2016, GulfMark Offshore, Inc. (the “Company”) entered into the previously announced Securities Purchase Agreement (the “Purchase Agreement”) with unaffiliated third party investors, MFP Partners, L.P. (“MFP”) and Franklin Mutual Advisers, LLC (“Franklin”), to issue and sell in a private placement (the “Private Placement”) 50,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), for a cash purchase price of $1,000.00 per share of Series A Preferred Stock, or $50,000,000.00 in the aggregate. Pursuant to the terms of the Purchase Agreement, at the closing of the Private Placement (the “Closing”), MFP and Franklin, directly or through one or more of their affiliates, will provide to the Company and GulfMark Americas, Inc., as co-borrowers, (i) a term loan agreement, in respect of term loans in the amount of $100 million (the “Term Loan Agreement”), and (ii) a revolving credit facility, in respect of revolving loans not to exceed $100 million outstanding at any time (the “New Revolving Credit Agreement”). In connection with the Purchase Agreement, the Company negotiated forms of the Term Loan Agreement and the New Revolving Credit Agreement, which are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K. The Term Loan Agreement and the New Revolving Credit Agreement are subject to the finalization of the exhibits and schedules thereto, and revisions pertaining to certain maritime matters and agency matters.

Certain statements and information in this report and other publicly available documents that are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “expected to be,” “anticipate,” “plan,” “intend,” “foresee,” “forecast,” “continue,” “can,” “will,” “will continue,” “may,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Statements in this report that contain forward-looking statements may include, but are not limited to, statements regarding the (i) Closing, (ii) the entrance into the Term Loan Agreement and (iii) the entrance into the New Revolving Credit Agreement. These forward-looking statements are based on our current expectations and beliefs concerning the Closing, the entrance into the Term Loan Agreement and the entrance into the New Revolving Credit Agreement, and other related future events and conditions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this report, including the satisfaction of all conditions set forth in the Purchase Agreement, not all of which are within our control, and other material factors that are described from time to time in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Consequently, these forward-looking statements should not be regarded as representations that the projected or anticipated outcomes can or will be achieved. These forward-looking statements speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
99.1	Form of Credit Agreement, among GulfMark Offshore, Inc. and GulfMark Americas, Inc., as co-borrowers, and the lenders party thereto.

99.2	Form of Revolving Credit Agreement, among GulfMark Offshore, Inc. and GulfMark Americas, Inc., as co-borrowers, and the lenders party thereto.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GulfMark Offshore, Inc.

Date: November 30, 2016
	By:	/s/ James M. Mitchell
	Name:	James M. Mitchell
	Title:	Executive Vice President & Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Form of Credit Agreement, among GulfMark Offshore, Inc. and GulfMark Americas, Inc., as co-borrowers, and the lenders party there to.

99.2	Form of Revolving Credit Agreement, among GulfMark Offshore, Inc. and GulfMark Americas, Inc., as co-borrowers, and the lenders party there to.

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